CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2009 relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of certain Russell Investment Company Funds (refer to Appendix I for those funds covered under this consent), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
February 25, 2010

Appendix I

Russell Investment Company Funds

Russell U.S. Core Equity Fund

Russell U.S. Quantitative Equity Fund

Russell U.S. Growth Fund

Russell U.S. Value Fund

Russell U.S. Small & Mid Cap Fund

Russell International Developed Markets Fund

Russell Global Equity Fund

Russell Emerging Markets Fund

Russell Tax-Managed U.S. Large Cap Fund

Russell Tax Managed U.S. Mid & Small Cap Fund

Russell Strategic Bond Fund

Russell Investment Grade Bond Fund

Russell Short Duration Bond Fund

Russell Tax Exempt Bond Fund

Russell Real Estate Securities Fund

Russell Money Market Fund

Conservative Strategy Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Fund

2010 Strategy Fund

2015 Strategy Fund

2020 Strategy Fund

2025 Strategy Fund

2030 Strategy Fund

2035 Strategy Fund

2040 Strategy Fund

2045 Strategy Fund

2050 Strategy Fund

In Retirement Fund